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                                                                   EXHIBIT 23

KPMG     PEAT MARWICK LLP

         74 North Pearl Street
         Albany, NY 12207






                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Intermagnetics General Corporation on Form S-8 (Nos. 2-80041, 2-94701, 33-12762, 33-12763, 33-38145, 33-50598, 33-44693, 33-55092 and 33-72160) of our report dated July 14, 1995, with respect to the consolidated financial statements of Intermagnetics General Corporation included in the Annual Report on Form 10-K for the year ended May 28, 1995.

We also consent to the reference to our firm under the heading OExpertsO in the Registration Statements.


                                                 /s/KPMG Peat Marwick LLP

Albany, New York
August 23, 1995





         Member Firm of
         Klymveld Peat Marwick Goerdeler